Exhibit 23.5

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 20, 2013, with respect to the financial statements of Heritage Propane Express, LLC contained in the Prospectus, filed on October 2, 2014, relating to the Registration Statement on Form S-1 (File No. 333-195787), which is incorporated by reference in this Registration Statement on Form S-8.  We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Kansas City, Missouri

November 10, 2014